EXHIBIT 10.2

FORM OF

AWARD AGREEMENT

Under The

Barrett Business Services, Inc.

2015 Stock Incentive Plan

EMPLOYEE NONQUALIFIED STOCK OPTION

This Award Agreement (this "Agreement"), effective as of the Grant Date indicated below, evidences the grant of a Nonqualified Option (the "Option") to Participant under the Barrett Business Services, Inc., 2015 Stock Incentive Plan (the "Plan").

Corporation:	BARRETT BUSINESS SERVICES, INC.
8100 N.E. Parkway Drive, Suite 200
Vancouver, Washington 98662

Participant:

Grant Date:	March 28, 2018

Option:	40,000 Shares

Termination Date:	March 28, 2028

Option Price:	$82.21 per Share, based on the closing sale price of a Share of Common Stock on the Grant Date

Exercise Limits:	During the first, second, and third years after the Grant Date - none;

During the fourth and fifth years - up to 25 % of the total Shares;

During the sixth and seventh years - up to 50 % of the total Shares; and

During the eighth year and thereafter - up to 100 % of the total Shares.

The terms and conditions of the Option are set forth on the following pages of this Agreement and are, in each instance, subject to the terms and conditions of the Plan.

This Agreement may be acknowledged and accepted by Participant by signing, scanning, and returning a copy of this page by email.

BARRETT BUSINESS SERVICES, INC.

By
Participant	Name
Its

AWARD AGREEMENT

Under The

Barrett Business Services, Inc.

2015 Stock Incentive Plan

EMPLOYEE NONQUALIFIED STOCK OPTION

TERMS AND CONDITIONS

1.Defined Terms

When used in this Agreement, the following terms have the meaning specified below:

(a)"Acquiring Person" means any person or related person or related persons which constitute a "group" for purposes of Section 13(d) and Rule 13d-5 under the Securities Exchange Act of 1934 (the "Exchange Act"), as such Section and Rule are in effect as of the Grant Date; provided, however, that the term Acquiring Person shall not include (i) Corporation or any of its Subsidiaries, (ii) any employee benefit plan of Corporation or any of its Subsidiaries, (iii) any entity holding voting capital stock of Corporation for or pursuant to the terms of any such employee benefit plan, or (iv) any person or group solely because such person or group has voting power with respect to capital stock of Corporation arising from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to the Exchange Act.

(b)"Change in Control" means:

(i)A change in control of Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A as in effect on the Grant Date pursuant to the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred at such time as any Acquiring Person hereafter becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 40 percent or more of the combined voting power of Voting Securities; or

(ii)During any period of 12 consecutive calendar months, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election, by Corporation shareholders of each new director was approved by a vote of at least a majority of the directors then in office who were directors at the beginning of the period; or

(iii)There shall be consummated (1) any consolidation or merger of Corporation in which Corporation is not the continuing or surviving corporation or pursuant to which Voting Securities would be converted into cash, securities, or other property, other than a merger of Corporation in which the holders of Voting Securities immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (2) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of Corporation; or

(iv)Approval by the shareholders of Corporation of any plan or proposal for the liquidation or dissolution of Corporation.

(c)"Change in Control Date" means the first date following the Grant Date on which a Change in Control has occurred.

(d)"Employer" means Corporation or a Subsidiary of Corporation.

(e)"Voting Securities" means Corporation's issued and outstanding securities ordinarily having the right to vote at elections for director.

Capitalized terms not otherwise defined in this Agreement have the meanings given them in the Plan.

2.Grant of Option

Subject to the terms and conditions of this Agreement and the Plan, Corporation grants to Participant the Option to purchase the number of Shares of Common Stock at the Option Price shown on the first page of this Agreement.

3.Terms of Option

The Option is subject to all the provisions of the Plan and to the following terms and conditions:

3.1Term.  The term of the Option is ten years from the Grant Date and will automatically terminate on the Termination Date shown on the first page of this Agreement to the extent not exercised, unless terminated earlier in accordance with this Agreement.

3.2Time of Exercise.  Unless the Option is otherwise terminated or the time of its exercisability is accelerated in accordance with this Agreement, the Option may be exercised from time to time to purchase Shares up to the limits set forth on the first page of this Agreement (such limits include any Shares previously purchased pursuant to the Option).

3.3Employment Requirement.  Except as otherwise provided in subsection 3.4 of this Agreement, the Option may not be exercised unless Participant is employed by an Employer continuously for at least one year following the Grant Date, unless employment is terminated by death, Disability, or Retirement.  For purposes of this Agreement, "employment" includes periods of illness or other leaves of absence authorized by the Employer.  If Participant ceases to be an active employee, the right to exercise the Option, to the extent the Option had become exercisable on or before the Termination Date, will expire at the end of the following periods:

After Termination
On Account Of	Period

Death	1 year
Retirement	3 months
Disability	1 year
Any other reason	3 months

3.4Acceleration of Exercisability.  Notwithstanding the schedule provided in subsection 3.2, the Option will become fully exercisable (unless Participant chooses to decline accelerated Vesting of all or any portion of the Option) upon the occurrence of either:

(a)Participant's death or termination of employment by reason of Disability or Retirement; or

(b)A Change in Control Date.

3.5Method of Exercise.  The Option, or any portion thereof, may be exercised, to the extent it has become exercisable pursuant to this Agreement, by delivery of written notice to Corporation in the form of Attachment A stating the number of Shares, form of payment, and proposed closing date.

3.6Other Documents.  Participant will be required to furnish to Corporation before closing such other documents or representations as Corporation may require to assure compliance with applicable laws and regulations.

3.7Payment.  The aggregate Option Price for the Shares to be purchased upon exercise of the Option must be paid in full on or before the closing date by one or a combination of the following:

(a)Payment in cash;

(b)Delivery of previously acquired Shares having a Fair Market Value equal to the aggregate Option Price;

(c)Withholding of Shares issuable to Participant upon exercise of the Option, with a Fair Market Value on the closing date equal to the aggregate Option Price; or

(d)Delivery (in a form approved by the Committee) of an irrevocable direction to a securities broker acceptable to the Committee to sell Shares subject to the Option and to deliver all or a part of the sale proceeds to Corporation in payment of all or a part of the aggregate Option Price.

3.8Previously Acquired Shares.  Delivery of previously acquired Shares in full or partial payment of the aggregate Option Price will be subject to the following conditions:

(a)The Shares tendered must be in good delivery form;

(b)The Fair Market Value of the Shares delivered as of the closing date, together with the amount of cash, if any, tendered must equal or exceed the aggregate Option Price;

(c)Any Shares remaining after satisfying the payment of the aggregate Option Price will be reissued in the same manner as the Shares tendered; and

(d)No fractional Shares will be issued and cash will not be paid to the Participant for any fractional Share value not used to pay the aggregate Option Price.

4.Tax Withholding and Reimbursement

Participant is responsible for the payment of all federal, state and local withholding taxes and Participant's portion of any applicable payroll taxes imposed in connection with the exercise or other settlement of the Option (collectively, the "Applicable Taxes").   Payment may be in cash, in Shares owned by Participant, duly endorsed for transfer, with a Fair Market Value on the closing date equal to the total amount of Applicable Taxes, in Shares issuable to Participant upon exercise of the Option with a Fair Market Value on the closing date equal to the total amount of Applicable Taxes, or in any combination of the foregoing methods of payment.  In the event Participant has not otherwise made arrangements for satisfaction of his or her withholding tax obligation, Corporation is authorized to withhold from Participant's other compensation the Applicable Taxes.  Corporation is not required to issue any Shares upon exercise of the Option until Participant's tax withholding obligations have been satisfied.

5.Conditions Precedent

Corporation will not be required to issue any Shares upon exercise of the Option, or any portion thereof, until Corporation has taken any action required to comply with all applicable laws. Such action may include, without limitation, (a) registering or qualifying such Shares under any state or federal law or under the rules of any securities exchange or association, (b) satisfying any law or rule relating to the transfer of unregistered securities or demonstrating the availability of an exemption from any such law, (c) placing a restrictive legend or stop-transfer instructions on the Shares issued upon settlement of the Award, or (d) obtaining the consent or approval of any governmental or regulatory body.

6.Termination for Cause; Competition

6.1Annulment of Awards.  The grant of the Option governed by this Agreement is revocable until Participant becomes entitled to a certificate for Shares in settlement thereof.  In the event the employment of Participant is terminated for cause (as defined below), any portion of the Option which is revocable will be annulled as of the date of such termination for cause.  For the purpose of this

Section 6.1, the term "for cause" will have the meaning set forth in Participant's employment agreement, if any, or otherwise means any discharge (or removal) for material or flagrant violation of the policies and procedures of the Employer or for other performance or conduct which is materially detrimental to the best interests of Corporation, as determined by the Committee.

6.2Engaging in Competition With Corporation.  If Participant terminates employment with an Employer for any reason whatsoever, and within 18 months after the date thereof accepts employment with any competitor of (or otherwise engages in competition with) Corporation, the Committee, in its sole discretion, may require Participant to return to Corporation the economic value of this Option that is realized or obtained (measured at the date of exercise) by Participant at any time during the period beginning on the date that is six months prior to the date of Participant's termination of employment with an Employer.

7.Clawback/Recovery

Compensation paid to Participant under this Agreement is subject to recoupment in accordance with any clawback policy of Corporation in effect from time to time, including any such policy adopted after the date of this Agreement, as well as any similar requirement of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Sarbanes-Oxley Act of 2002, and rules adopted by a governmental agency or applicable securities exchange under any such law.  Participant agrees to promptly repay or return any such compensation as directed by Corporation under any such clawback policy or requirement, including the value received from a disposition of Shares acquired pursuant to this Agreement.

8.Successorship

Subject to restrictions on transferability set forth in the Plan, this Agreement will be binding upon and benefit the parties, their successors and assigns.

9.Notices

Any notices under this Agreement must be in writing and will be effective when actually delivered personally or, if mailed, when deposited as registered or certified mail directed to the address of Corporation's records or to such other address as a party may certify by notice to the other party.

10.Arbitration

Any dispute or claim that arises out of or that relates to this Agreement or to the interpretation, breach, or enforcement of this Agreement, must be resolved by mandatory arbitration administered by and in accordance with the then effective arbitration rules of Arbitration Service of Portland, Inc. The place of arbitration will be Multnomah County, Oregon.  The award rendered by the arbitrator will be final and binding, and judgment may be entered on the award in any court having jurisdiction.

11.Attorney Fees

In the event of any suit or action or arbitration proceeding to enforce or interpret any provision of this Agreement (or which is based on this Agreement), the prevailing party will be entitled to recover, in addition to other costs, reasonable attorney fees in connection with such suit, action, or arbitration, and in any appeal.  The determination of who is the prevailing party and the amount of reasonable attorney fees to be paid to the prevailing party will be decided by the arbitrator or arbitrators (with respect to attorney fees incurred prior to and during the arbitration proceedings) and by the court or courts, including any appellate courts, in which the matter is tried, heard, or decided, including the court which hears any exceptions made to an arbitration award submitted to it for confirmation as a judgment (with respect to attorney fees incurred in such confirmation proceedings).

Attachment A

NOTICE OF STOCK OPTION EXERCISE

BARRETT BUSINESS SERVICES, INC.

2015 STOCK INCENTIVE PLAN

EMPLOYEE NONQUALIFIED STOCK OPTION

To:	Barrett Business Services, Inc.
8100 N.E. Parkway Drive, Suite 200
Vancouver, Washington 98662
Attention: Gary Kramer

Participant:
Print Name

Mailing Address:

Telephone Number:

Option:	The option evidenced by an Award Agreement dated___________, ____.

OPTION EXERCISE

I hereby elect to exercise the Option to purchase shares of common stock ("Shares") of Barrett Business Services, Inc. ("BBSI") covered by the Option as follows:

Number of Shares Purchased (a)
Per-Share Option Price (b)	$
Aggregate Option Price (a times b)	$
Closing Date of Purchase

Form of Payment [Check One]:

☐	My check in the full amount of the Aggregate Option Price (as well as a check for any withholding taxes, if this box ☐ is checked). See "Instructions" below.
☐

Delivery of previously owned Shares with a fair market value equal to the Aggregate Option Price (as well as any withholding taxes, if this box ☐ is checked).  See "Instructions" below.  Note that restricted Shares acquired from BBSI under one of its stock plans may be used for this purpose only if such Shares have become vested.

☐

Withholding of that number of Shares otherwise issuable to me upon exercise of the Option, with a fair market value on the closing date equal to the Aggregate Option Price (as well as any withholding taxes, if this box ☐ is checked).  See "Instructions" below.

☐

My irrevocable direction to my securities broker (see below) to sell Shares subject to the Option and deliver a portion of the sale proceeds to BBSI in full payment of the Aggregate Option Price (as well as any withholding taxes, if this box ☐ is checked).  See "Instructions" below.  I hereby confirm that any sale of Shares will be in compliance with BBSI's policies on insider trading and Rule 144 under the Securities Act of 1933, if applicable.  I HEREBY IRREVOCABLY AUTHORIZE _____________________________ to transfer

(name of broker)

funds to BBSI from my account in payment of the Aggregate Option Price and BBSI is hereby directed to issue the Shares for my account with such broker and to transmit the Shares to the broker indicated above.

Instructions:

(1)If payment is to be by check, a check for the amount of the Aggregate Option Price payable to Barrett Business Services, Inc., should be submitted with this Notice.

(2)If payment is to be by surrender of previously owned Shares or by attestation of ownership (see Attestation Form below), either a certificate for the Shares accompanied by a stock power endorsed in blank or the completed Attestation Form should be submitted with this Notice.  If applicable, a certificate for any Shares in excess of those needed to pay the Aggregate Option Price and applicable withholding taxes will be returned to you with the certificate for your option Shares.  Any change in registration between the payment shares and the new shares will require a properly executed stock power that is guaranteed by an institution participating in a recognized medallion signature guarantee program.

(3)Payment of the Applicable Taxes is due on the closing date of the exercise of a nonqualified option by an employee.  You will be notified of the amount of Applicable Taxes due promptly following receipt of your Notice of Stock Option Exercise.  Satisfactory arrangements must be made for payment before a stock certificate for your option Shares will be delivered to you (or your broker, if applicable).  Among other alternatives, amounts necessary to satisfy withholding obligations may be deducted from compensation otherwise payable to you.

ISSUANCE INSTRUCTIONS FOR STOCK CERTIFICATES

Please register the stock certificate(s) in the following name(s):

If applicable, please check one:  ☐  JT TEN    ☐  TEN COM    ☐  Other

Please deliver the stock certificate(s) to (check one):

☐  My brokerage account

Attn:
Account No.:	; or

☐  My mailing address set forth above.

Date	Signature of Participant

ATTESTATION FORM

As indicated above, I have elected to use shares of BBSI common stock that I already own to pay the Aggregate Option Price of the Option.

I attest to the ownership of the shares represented by the certificate(s) listed below or to the beneficial ownership of the shares held in the name of my broker, as indicated in the attached copy of my brokerage statement.  I will be deemed to have delivered such shares to BBSI in connection with the exercise of my Option.

I understand that, because I (and any joint owner) will retain ownership of the shares (the "Payment Shares") deemed delivered to pay the Aggregate Option Price, the number of shares to be issued to me upon exercise of my Option will be reduced by the number of Payment Shares.  I represent that I have full power to deliver and convey certificates representing the Payment Shares to BBSI and by such delivery and conveyance could have caused BBSI to become sole owner of the Payment Shares.  The joint owner of the Payment Shares, if any, by signing this Form, consents to these representations and to the exercise of the Option by this attestation.

I certify that any Payment Shares originally issued to me as restricted shares are now fully vested.

List certificate(s) and number of shares covered, or attach a copy of your brokerage statement:

Common Stock Certificate Number	Number of Shares Covered

Date:

Print Name of Option Holder:

Signature of Option Holder:

Print Name of Joint Owner:

Signature of Joint Owner:

If you are attaching a copy of your brokerage statement, you must have your securities broker complete the following:

The undersigned hereby certifies that the foregoing attestation is correct.

Name of Brokerage Firm

Date:	By:
Telephone No.:

Print Name of Signing Broker